UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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STERLING BANKS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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3100 Route 38
Mount Laurel, New Jersey 08054

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Tuesday, June 26, 2007

To Our Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Sterling Banks, Inc. (the “Company”) will be held at the Company’s headquarters, 3100 Route 38, Mount Laurel, New Jersey, on Tuesday, June 26, 2007 at 5:00 p.m., E.D.T. for the following purposes:

1.	to elect fourteen (14) persons to the Board of Directors to hold office for a one-year term or until their successors are duly elected and qualified; and

2.	to transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Shareholders of record as of the close of business on May 18, 2007 are entitled to notice of and to vote at the Annual Meeting.

You are invited to attend the Annual Meeting. Please carefully read the attached Proxy Statement for information regarding the matters to be considered and acted upon at the Annual Meeting. We hope that you will attend the Annual Meeting.

It is important that your shares are represented at the meeting regardless of the number of shares that you hold. Whether or not you expect to attend the meeting in person, please sign, date and promptly return the enclosed proxy in order that the presence of a quorum may be assured. A self-addressed envelope is enclosed for your convenience; no postage is required if mailed in the United States.

By order of the Board of Directors,

R. Scott Horner
Secretary

Mount Laurel, New Jersey May 25, 2007

The approximate date on which this Proxy Statement and the form of proxy will first be sent or given to shareholders is May 25, 2007.

STERLING BANKS, INC.

3100 Route 38

Mount Laurel, New Jersey 08054

PROXY STATEMENT FOR ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD ON JUNE 26, 2007

The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company to use at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, June 26, 2007 at 5:00 P.M., E.D.T., at the Company’s headquarters, 3100 Route 38, Mount Laurel, New Jersey, and at any postponement or adjournment thereof. The Company is the parent company of Sterling Bank (the “Bank”). The Company was formed as a New Jersey corporation on February 28, 2006 to acquire all of the outstanding shares of the Bank in connection with the reorganization of the Bank into a holding company structure (the “Reorganization”). As a result of the Reorganization, which was completed on March 16, 2007, the Bank is now a wholly-owned subsidiary of the Company.

At the Annual Meeting, shareholders will consider and vote upon the election of 14 directors. The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting.

Voting Securities, Record Date and Quorum

Record Date. The Board of Directors has fixed the close of business on May 18, 2007 as the record date for the determination of those shareholders who are entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. The Company had 5,565,401 shares of common stock outstanding at the close of business on the record date.

Quorum. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast at the Annual Meeting, or 2,782,703 shares, constitutes a quorum for the Annual Meeting. Abstentions and broker non-votes (i.e., shares for which a broker indicates on the proxy that it does not have discretionary authority as to such shares to vote on such matter) are not counted as votes cast on any matter to which they relate but are counted in determining the presence of a quorum.

Voting Rights and Solicitation of Proxies

Voting Rights. Shareholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by signed proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company at the address of the Company or by the filing of a later-dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting. A proxy will not be voted if a shareholder attends the Annual Meeting and votes in person. Proxies solicited by the Board of Directors will be voted as specified thereon. If there are not sufficient votes to approve one of more of the proposals, the Board of Directors of the Company may adjourn the meeting to allow for solicitation of additional proxies.

 The proxy confers discretionary authority on the persons named thereon to vote with respect to the election of any person as a director where the nominee is unable to serve, or for good cause will not serve, and with respect to matters incident to the conduct of the Annual Meeting. If no specification is made, signed proxies will be voted “FOR” the nominees for Director as set forth herein.

The Board of Directors is not aware of any additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxyholder the discretionary authority to vote the shares represented by such proxy in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournment thereof.

With respect to Proposal I, the election of directors, the proxy provided by the Board of Directors of the Company allows a shareholder to vote for the election of the nominees proposed by the Board of Directors, to withhold authority to vote for the nominees being proposed, or to withhold authority for specifically designated nominees. Under the Company’s bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes or (ii) proxies as to which authority to vote for the nominees being proposed is withheld.

Concerning any other matters that may properly come before the Annual Meeting, unless otherwise required by law, all such matters shall be determined by a majority of votes cast affirmatively or negatively without regard to (i) broker non-votes or (ii) proxies marked “ABSTAIN” as to that matter.

You may revoke your proxy at any time prior to its exercise at the meeting by:

        •  writing to R. Scott Horner and notifying him that you wish to revoke your written proxy,
        •  properly completing, signing and returning to us another proxy that is dated after any proxy or proxies previously granted by you, or
        •  attending the meeting and voting in person.

All written notices of revocation and other communications about your proxy should be addressed to the Company as follows:

Sterling Banks, Inc.
3100 Route 38
Mount Laurel, New Jersey 08054
Attention R. Scott Horner, Corporate Secretary

All notices of revocation of proxies must be received as originals sent by hand delivery, U.S. mail or overnight courier. You may not revoke your proxy by sending your written notice by any other means, including facsimile, telex or any form of electronic communication.

Solicitation of Proxies. The cost of soliciting proxies for the Annual Meeting of the shareholders will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s common stock. In addition to solicitations by mail, directors, officers, and regular employees of the Bank may solicit proxies personally or by telephone without additional compensation.

PROPOSAL I — ELECTION OF DIRECTORS

General

The bylaws of the Company provide that the Board of Directors shall consist of not less than five nor more than 25 directors, with the exact number fixed by the Board of Directors. The Board of Directors currently consists of 14 members. Directors serve for a term of one year and until their successors are duly elected and qualified. Each nominee is currently a member of the Board of Directors. Each director has consented to being named as a nominee for director of the Company and has agreed to serve if elected.

Proxies solicited by the Board of Directors will be voted for the election of each of the named nominees, unless otherwise specified. If any of the nominees are unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute (if any) as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board of Directors knows of no reason why any of the nominees might be unavailable to serve. The vote of a plurality of the shares cast at the Annual Meeting is necessary to elect each of the nominees for director.

RECOMMENDATION OF THE COMPANY’S BOARD OF DIRECTORS

The Company’s Board of Directors recommends a vote “FOR” the each of the nominees listed in this Proxy Statement.

The following table sets forth certain information concerning the nominees for election to the Board of Directors:

Name	Director Since (1)	Position Held With Us
S. David Brandt, Esq. (2) (3) (5) (8)	1990	Director
Jeffrey Dubrow (7)	1990	Director
A. Theodore Eckenhoff (2) (3) (4) (5) (6) (7) (8)	1990	Chairman of the Board, Director
Benjamin D. Goldman (5)	2002	Director
R. Scott Horner (6) (7)	1998	Executive Vice President and Chief Financial Officer, Director
James L. Kaltenbach, M.D. (2) (4) (6) (7)	1992	Director
Robert H. King (2) (3) (6) (7)	1993	President and Chief Executive Officer, Director
G. Edward Koenig, Jr.	2007	Director
John J. Maley, Jr.	2007	Director
Howard E. Needleman (2) (3) (8)	1990	Vice-Chairman, Director
Luis G. Rogers (3) (6) (7)	2001	Director
Ronald P. Sandmeyer (2) (3) (4)	1990	Director
Jeffrey P. Taylor (2) (4) (5) (7)	1990	Director
James W. Yoh, Ph.D. (4) (6) (7)	2001	Director

_________________________________

(1) Refers to the year the individual first became a director of the Bank. All directors of the Bank as of February 28, 2006 became initial directors of the Company. Additionally, John J. Maley, Jr. and G. Edward Koenig were appointed as directors of the Company upon the consummation of the merger between Farnsworth Bancorp, Inc. and the Company.
(2) Executive Committee
(3) Loan Committee
(4) Audit Committee
(5) Compensation Committee
(6) Asset/Liability Management and Investment Committee
(7) Community Reinvestment Committee
(8) Governance and Nominating Committee

Biographical Information

The principal occupation of, and certain other information about, each of our directors and executive officers is set forth below.

Directors

S. David Brandt, 72, an attorney, has been a partner at the law firm of Ballard Spahr Andrews & Ingersoll, LLP in Voorhees, New Jersey, since 2002. From 1971 until 2001, Mr. Brandt was a partner at the law firm of Brandt, Haughey in Moorestown, New Jersey. Mr. Brandt has been a member of the Bank’s Board of Directors since 1990 and a member of the Company’s Board of Directors since February 2006.

Jeffrey Dubrow, 46, has been President of Duco Corporation, a custom builder and developer, since 1983 and, since 1990, Mr. Dubrow has been the managing partner of Sibo Partners, an investment company, each of which is located in Moorestown, New Jersey. Since 2001, Mr. Dubrow has been owner of Duco Holdings LLC and since 2003 he has been owner of Mansfield Land Investment Corporation. Mr. Dubrow was the President of CPB Inc., an architectural millwork company located in Winslow, New Jersey, from 1995 until its sale in 2002. Mr. Dubrow has been a member of the Bank’s Board of Directors since 1990 and a member of the Company’s Board of Directors since February 2006.

A. Theodore Eckenhoff, 69, has been self-employed as a farmer since 2002. From 1982 until 2002, Mr. Eckenhoff was President and Chief Executive Officer of Eckenhoff Buick in Cherry Hill, New Jersey. Mr. Eckenhoff has been a member of the Bank’s Board of Directors since 1990 and a member of the Company’s Board of Directors since February 2006.

Benjamin D. Goldman, 60, has served as Vice-Chairman of the Board of Directors of Orleans Homebuilders, Inc. since 1998. From May 1992 until April 1998, Mr. Goldman served as President and Chief Operating Officer of Orleans Homebuilders, Inc. Mr. Goldman has been a member of the Bank’s Board of Directors since 2002 and a member of the Company’s Board of Directors since February 2006.

R. Scott Horner, 56, has been Executive Vice President and Chief Financial Officer of the Bank since 1997, and Executive Vice President and Chief Financial Officer of the Company since 2006. Mr. Horner has served as a member of the Board of Directors of the Bank since 1998 and as a member of the Company’s Board of Directors since February 2006.

James L. Kaltenbach, M.D., 64, is a physician and has been a principal of South Jersey Pediatric Associates since January 1982, a member of the Board of Directors of the Bank since 1992 and a member of the Company’s Board of Directors since February 2006.

Robert H. King, 59, has served as the President and Chief Executive Officer of the Bank since 1993, and President and Chief Executive Officer of the Company since 2006. Mr. King has been a member of the Board of Directors of the Bank since 1993 and a member of the Company’s Board of Directors since February 2006.

G. Edward Koenig, Jr., 65, is a licensed real estate sales agent for Falconer & Bell Realtors. Prior to that, he was president of E. J. Koenig Inc., a fuel service petroleum products company and a heating and air conditioning equipment sales, installation and service business. Mr. Koenig has been a member of the Board of Directors of the Bank and the Company since March 2007.

John J. Maley, Jr., 58, is the owner of John J. Maley, Jr. CPA/RMA accounting practice in Bordentown City formed in 1985. Mr. Maley is also a licensed public school accountant and certified municipal finance officer. Mr. Maley has been a member of the Board of Directors of the Bank and the Company since March 2007.

Howard E. Needleman, 66, has been President of Needleman Management Company, a real estate management company in Cherry Hill, New Jersey, since 1984. Mr. Needleman has been a member of the Bank’s Board of Directors since 1990 and member of the Company’s Board of Directors since February 2006.

Luis G. Rogers, 64, has been President of Lease Group Resources in Mt. Holly, New Jersey since 1986. Mr. Rogers has been a member of the Bank’s Board of Directors since 2001 and a member of the Company’s Board of Directors since February 2006.

Ronald P. Sandmeyer, 77, has served as Chairman of the Board of Sandmeyer Steel Company in Philadelphia, Pennsylvania since 1998, has been a director of the Bank’s Board of Directors since 1990 and a member of the Company’s Board of Directors since February 2006.

Jeffrey P. Taylor, 55, has served as City Engineer/Director, City of Burlington, New Jersey since February of 2005. From 1997 until January 2005, Mr. Taylor served as President of Environmental Resolutions, Inc., an engineering consulting firm in Mount Laurel, New Jersey. Mr. Taylor has been a member of the Bank’s Board of Directors since 1990 and a member of the Company’s Board of Directors since February 2006.

James W. Yoh, Ph.D., 60, has been President and Chief Executive Officer of Galaxy Technology LLC since June 2004. From 1988 until July 2005, Mr. Yoh also served as President and Chief Executive Officer of Galaxy Scientific Corporation. Dr. Yoh has been a member of the Bank’s Board of Directors since 2001 and a member of the Company’s Board of Directors since February 2006.

Executive Officers (who are not also directors)

Dale F. Braun, Jr., 43, has been a Senior Vice President of the Bank since 2006 and the Bank’s Controller since 1998. From 1993 until 1998, Mr. Braun served as the Bank’s Accounting Manager.

John Herninko, 58, has been a Senior Vice President of the Bank since 1997 and the Bank’s Senior Loan Officer since 1995. From 1994 until 1995, Mr. Herninko served as a Vice President in the Bank’s commercial lending area.

Kimberly A. Johnson, 43, has been a Senior Vice President of the Bank since 2006 and has served as the Bank’s Administrative Officer since 1998. From 1992 until 1998, Ms. Johnson served as one of the Bank’s managers, concentrating in both retail banking and consumer lending areas.

Theresa S. Valentino Congdon, 49, has been a Senior Vice President and Senior Retail Officer of the Bank since 2001. From 1990 to 2001, Ms. Valentino Congdon served as one of the Bank’s Vice Presidents, concentrating in both the commercial and consumer lending areas.

Director Independence

The Company is listed on the NASDAQ Capital Market and follows the NASDAQ listing standards for Board and committee independence. Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he also an executive officer or employee of the Company. Accordingly, Mr. King, our President and Chief Executive Officer and Mr. Horner, our Executive Vice President and Chief Financial Officer, are not independent. The Board of Directors considered relationships and other arrangements, if any, with each director when director independence was reviewed, including the Company’s relationships with the law firm with which Director Brandt is affiliated, and has determined that all directors other than Directors King and Horner are independent under the applicable NASDAQ listing standards.

Meetings and Committees of the Board

All directors of the Bank also became initial directors of the Company when it incorporated in February 2006. During 2006, the Bank’s Board of Directors held 11 regular meetings and three special meetings, and the Company’s Board of Directors held one special meeting. Established committees of the Company’s Board of Directors are the Executive Committee, Audit Committee, Compensation Committee, Governance and Nominating Committee, and Asset/Liability Management and Investment Committee. In addition, the Board has established the Loan Committee and Community Reinvestment Committee, each of which consists of members of the Board and senior management, and has created ad-hoc committees from time to time for particular purposes. All committees act for both the Company and the Bank.

No Director attended fewer than 75% of the total meetings of the Board of Directors and committees on which such Director served during the year ended December 31, 2006, other than Director Yoh.

Audit Committee. The Audit Committee presently consists of Directors Taylor (Chair), Eckenhoff, Kaltenbach, Sandmeyer, and Yoh. The Audit Committee assists the Board of Directors in fulfilling its oversight of the audit and integrity of the Company’s financial statements; the qualifications, independence and performance of the Company’s independent auditor; the adequacy and effectiveness of the Company’s accounting, auditing and financial reporting processes; and the Company’s compliance with legal and regulatory requirements. The duties of the Audit Committee include the selection and appointment of the Company’s independent auditor, and meeting with the Company’s independent auditor, with and without management present, to discuss the conduct of its audit and the overall integrity of the Company’s accounting, auditing, and financial reporting processes. Our Board of Directors has determined that the Company does not have an “audit committee financial expert” (as defined in regulations adopted under the Securities Exchange Act of 1934) serving on the Audit Committee. However, the Board believes that the members of the Audit Committee collectively possess all of the attributes of an audit committee financial expert. The Board also believes that the substantial financial and business experience and knowledge of the members of the Audit Committee are sufficient to enable the Audit Committee to properly perform all of its duties and responsibilities. The Board of Directors annually reviews the Audit Committee charter, and, based on this review, adopted a restated Audit Committee Charter in March 2007, a copy of which is attached as Appendix A to this Proxy Statement. The revised charter is not currently accessible on the Company’s website. The Audit Committee meets on a regular basis at least quarterly; it met 12 times during the year ended December 31, 2006.

Governance and Nominating Committee and Nomination of Directors. The Governance and Nominating Committee was formed in February 2007 and consists of Directors Eckenhoff (Chair), Brandt, Needleman and Sandmeyer. The Governance and Nominating Committee monitors corporate governance matters, reviews possible candidates for the Board of Directors and recommends qualified candidates for election as directors of the Company. The Governance and Nominating Committee operates under a formal charter that governs its duties and standards of performance, a copy of which is attached as Appendix B to this Proxy Statement. The charter is not currently accessible on the Company’s website.

The Board of Directors met in February 2007 in connection with the nomination of directors for election to the Board. Prior to the formation of the Governance and Nominating Committee in February 2007, the Board of Directors did not have a standing nominating committee. In lieu of a committee, all members meeting the definition of “independent” members as set forth in the Nasdaq Capital Market listing requirements performed the function of the nominating committee to select persons to be nominated to serve as directors of the Company and to fill any vacancies of the Board of Directors. Under this model, all nominees for directors of the Company made by the Board were recommended to the Board by a majority of independent directors of the Board.

Under state and federal banking law, the directors of the Company are subject to extensive scrutiny. In addition, state banking law requires directors to maintain a minimum ownership level in the Company’s Common Stock. While all director candidates must satisfy strong ethical standards, there are no express minimum qualifications for director candidates. Historically, the Company considered the following criteria in connection with the evaluation of director candidates:

•	How their service as a director will benefit the Company
•	How they are expected to interact with the full Board of Directors and management
•	Director candidates should come from the Company’s market areas
•	Their business leadership and local community involvement

The Governance and Nominating Committee will also consider these factors in identifying and evaluating potential nominees for the 2008 Annual Meeting. In addition, since the Company’s inception, share ownership also has been a significant factor in selecting candidates for director, and will continue to be a significant factor in the Governance and Nominating Committee’s review process.

The Governance and Nominating Committee will consider director nominees recommended by shareholders in accordance with the procedures set forth in the Company’s Bylaws. Anyone wishing to submit a candidate must provide written notice recommending the candidate for election at the next Annual Meeting of the shareholders to the Secretary of the Company at 3100 Route 38, Mount Laurel, New Jersey 08054, not later than the latest date upon which shareholder proposals must be submitted for inclusion in the Company’s proxy statement under the federal securities laws or, if no such rules apply, at least 90 days in advance of the preceding year’s Annual Meeting. If the election will be held via special meeting, the notice must be given at least 30 days prior to the printing of the Company’s proxy materials or, if no such proxy materials are being distributed, at least the close of business on the fifth day following the date on which notice of such meeting is given to the shareholder. The notification must include:

•	The name and address of each proposed nominee
•	The name and residence address of the shareholder
•	The number of shares of stock owned by the shareholder
•	A description of any arrangements or understandings between the shareholder, each nominee and any other person pursuant to which the nomination was made by the shareholder

•
Such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the Board of Directors

•	The consent of each nominee to serve as a director of the Company if so elected

Candidates nominated by shareholders must meet all regulatory qualifications as well as conditions for coverage under the Company’s insurance policies. Shareholder nominees will be evaluated by the Governance and Nominating Committee in the same manner as other director nominees are evaluated.

Historically, the Board of Directors has acted as a group to identify individuals who could be considered as viable Board members. The Company expects to continue that practice. In the future, when an individual director identifies a potential candidate he will be encouraged to bring that individual’s name to the Governance and Nominating Committee for consideration. In evaluating all potential candidates, the Governance and Nominating Committee will strive to complement and strengthen the skills within the existing Board to maintain a balance of knowledge, experience and capability. The Company has not engaged a third party or parties to identify or evaluate or assist in evaluating potential nominees for directorship.

Compensation Committee. The Compensation Committee was formed in February 2007 and consists of Directors Brandt (Chair), Eckenhoff, Goldman, and Taylor. The Compensation Committee operates under a formal charter that governs its duties and standards of performance, a copy of which is attached as Appendix C to this Proxy Statement. The charter is not currently accessible on the Company’s website. Pursuant to its charter, the Compensation Committee is primarily responsible for determining compensation payable to the officers and key employees of the Company and recommending to the Board additions, deletions and alternation with respect to the various employee benefit plans and other fringe benefits provided by the Company. The Committee is also primarily responsible for administering the Company’s equity compensation plans, recommending equity grants to the Board with respect to the Company’s key employees and non-employee directors, and determining the terms and conditions on which grants are made. Committee members, however, may not participate in decisions pertaining to his compensation or benefits in his capacity as a director of the Company.

The Compensation Committee has the power to appoint subcommittees, and to delegate its authority and responsibilities to such subcommittees, as the Compensation Committee deems appropriate. The Compensation Committee has the power and discretion to retain independent consultants and advisors as it deems necessary or appropriate to carry out its duties.

Communications with the Board of Directors and Director Attendance at Annual Meetings

Shareholders wishing to communicate with the Board of Directors are welcome to contact the Board. A shareholder who wishes to communicate with the Board may do so by directing a written request to Robert H. King, President and Chief Executive Officer, at the address appearing of the first page of this proxy statement. All shareholder communications will be brought to the attention of the full board unless the communication is a personal grievance, or is abusive, illegal or otherwise manifestly inappropriate.

The Bylaws of the Company provide that the Annual Meeting shall be held at such time as may be determined by the Board of Directors. Directors are encouraged to attend annual meetings. Eleven of the twelve members of the Board of Directors of the Bank attended the 2006 Annual Meeting of Shareholders.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE
OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information, as of March 31, 2007, with respect to the beneficial ownership of shares of Common Stock by (i) each shareholder known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock; (ii) each of our directors; (iii) each executive officer named in the Summary Compensation Table appearing below under “Director and Executive Officer Compensation”; and (iv) all executive officers and directors as a group. Except as indicated in the footnotes to the table, the persons and entities named in the table have sole voting and investment power with respect to all shares of common stock which they respectively own beneficially.

The address of each person who is one of our executive officers or directors is 3100 Route 38, Mt. Laurel, New Jersey 08054.

	Number of Shares Beneficially Owned (1)	Percent of Company Common Stock
Certain Beneficial Owners:
Jeffrey P. Orleans (2)	386,517	6.96%
Wellington Management Company, LLP (3)	294,138	5.29%

Directors and Executive Officers:
S. David Brandt, Esq. (4)	29,745	*
Dale F. Braun, Jr. (5)	22,351	*
Jeffrey Dubrow (6)	24,304	*
A. Theodore Eckenhoff (7)	81,474	1.46%
Benjamin D. Goldman (8)	94,526	1.70%
John Herninko (9)	34,347	*
R. Scott Horner (10)	62,188	1.11%
Kimberly A. Johnson (11)	27,037	*
James L. Kaltenbach, M.D. (12)	40,399	*
Robert H. King (13)	148,647	2.62%
G. Edward Koenig, Jr. (14)	19,470	*
John J. Maley, Jr.	15,398	*
Howard E. Needleman (15)	104,752	1.88%
Luis G. Rogers (16)	17,533	*
Ronald P. Sandmeyer (17)	129,411	2.33%
Jeffrey P. Taylor (18)	121,571	2.19%
Theresa S. Valentino Congdon (19)	24,194	*
James W. Yoh, Ph.D. (20)	10,415	*
All Directors and Executive Officers of the Company as a Group (18 persons) (21) _______________ * less than one percent	1,011,106	17.30%

(1)
Beneficial ownership is based on 5,555,788 outstanding shares of common stock as of March 31, 2007. The securities “beneficially owned” by an individual are determined in accordance with the regulations of the Securities and Exchange Commission and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power. A person is also deemed to beneficially own shares of common stock which such person does not own but has the right to acquire presently or within the next 60 days.

(2)
Based solely on information provided to us by the named beneficial owner, Jeffrey P. Orleans, One Greenwood Square, 3333 Street Road, Bensalem, Pennsylvania 19020. Mr. Orleans owns 278,998 shares directly and has voting and investment power over (i) 42,470 shares owned by Orleans Investment Land Associates, LP, a limited partnership of which Mr. Orleans owns 100% of the corporate general partner, and (ii) 65,049 shares owned by 16A Associates, LP, a limited partnership of which Mr. Orleans owns 100% of the corporate general partner. Mr. Orleans is the Chairman and Chief Executive Officer of Orleans Homebuilders, Inc., a company of which Benjamin D. Goldman serves as the Vice-Chairman of the Board. Mr. Orleans disclaims beneficial ownership of shares that Mr. Goldman beneficially owns.

(3)
Information provided by Schedule 13G under the Securities Exchange Act of 1934 filed by the named beneficial owner, Wellington Management Company, LLP, 75 State Street, Boston, MA 02109 in its capacity as investment advisor, are owned of record by clients of Wellington Management. Wellington Management has shared power to vote on 213,987 shares and shared power to dispose of all 294,138 shares.

(4)	Includes 4,051 shares held by Mr. Brandt’s wife, 2,647 shares held by Mr. Brandt in an Individual Retirement Account and an option to purchase 6,566 shares.

(5)	Includes 2,951 shares held jointly with Mr. Braun’s wife and an option to purchase 19,400 shares.

(6)	Includes 772 shares held by Mr. Dubrow as custodian for his child, 1,456 shares held in an Individual Retirement Account and an option to purchase 6,566 shares.

(7)	Includes 7,096 shares held by Mr. Eckenhoff’s wife, 7,751 shares held in an Individual Retirement account, and an option to purchase 6,566 shares.

(8)
Includes an option to purchase 2,186 shares. Mr. Goldman serves as the Vice-Chairman of the Board of Orleans Homebuilders, Inc., a company of which Jeffrey P. Orleans is the Chairman and Chief Executive Officer. Mr. Goldman disclaims beneficial ownership of shares that Mr. Orleans beneficially owns.

(9)	Includes 3,104 shares held jointly with Mr. Herninko’s wife, 1,263 shares held in an Individual Retirement Account and an option to purchase 29,981 shares.

(10)	Includes 19,489 shares held jointly with Mr. Horner’s wife, 4,972 shares held in an Individual Retirement Account and an option to purchase 37,727 shares.

(11)	Includes 7,308 shares held jointly with Ms. Johnson’s husband and an option to purchase 19,729 shares.

(12)	Includes 33,154 shares held in an Individual Retirement Account, 680 shares held by Dr. Kaltenbach’s wife, and an option to purchase 6,566 shares.

(13)	Includes 41,483 shares held jointly with Mr. King’s wife and an option to purchase 107,164 shares.

(14)	Includes 2,721 shares held in an Individual Retirement Account, 1,701 shares held by Mr. Koenig’s wife, and 10,886 shares held in Mr. Koenig’s wife’s Individual Retirement Account.

(15)
Includes 2,712 shares held by Mr. Needleman’s wife, 16,202 shares held in an Individual Retirement Account, 2,315 shares held by Needleman & Co. in an Individual Retirement Account in which Mr. Needleman has voting and investment power, and an option to purchase 6,566 shares.

(16)	Includes 150 shares held by Justice for All People, a nonprofit organization of which Mr. Rogers is the executive director, and an option to purchase 2,186 shares.

(17)	Includes 31,080 shares held by Mr. Sandmeyer’s wife as custodian for their grandchildren, 41,350 shares held jointly with his wife and an option to purchase 6,566 shares.

(18)
Includes 49,176 shares held by Mr. Taylor’s wife, 347 shares held by Mr. Taylor’s wife as custodian for their son, 11,083 held in an Individual Retirement Account, and an option to purchase 6,566 shares.

(19)	Includes 705 shares held as custodian for Ms Valentino Congdon’s son and an option to purchase 23,730 shares.

(20)	Includes an option to purchase 2,186 shares.

(21)	Includes 290,252 shares subject to options.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

Executive Compensation

The following table sets forth certain information regarding our President and Chief Executive Officer and our two most highly-compensated executive officers who were serving as such as of the fiscal year ended December 31, 2006 (the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards		Option Awards (1)		Non-Equity Incentive Plan Compensation		Nonqualified Deferred Compensation Earnings		All other Compensation	Total
Robert H. King, President and Chief Executive Officer	2006	$205,428	$39,500	$	―	$	―	$	―	$	―	$4,673 (4)	$249,601
R. Scott Horner, Executive Vice President and Chief Financial Officer	2006	$126,066	$28,788	$	―		$2,442 (2)	$	―	$	―	$3,903 (4)	$161,199
John Herninko, Senior Vice President and Senior Loan Officer	2006	$126,806	$28,109	$	―		$2, 475 (3)	$	―	$	―	$24,169 (5)	$181,559

(1)
Represents share-based compensation expense incurred for the year ended December 31, 2006, in accordance with Statement of Financial Accounting Standard (“SFAS”) 123(R), Share- Based Payment. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions related to the calculation of the valuation, see Footnote 1 to the Financial Statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-KSB captioned “Stock Based Employee Compensation.”

(2)	8,682 options are exercisable at $11.44 and expire on 3/28/16.

(3)	8,799 options are exercisable at $11.44 and expire on 3/28/16.

(4)	Represents employer contributions to the Company’s 401(k) plan.

(5)	$20,198 represents gross profit on the sale of stock held less than one year and the remaining $3,971 represents employer contributions to the Company’s 401(k) plan.

Narrative Disclosure to Summary Compensation Table

The executive compensation policies of the Company are designed to foster the complementary objectives of attracting and retaining quality executive leadership and maximizing shareholder growth. Base salary is a critical element of executive compensation because it provides our executive officers with a base level of bi-weekly income. In 2003, the Bank's Personnel Committee compiled and analyzed an extensive sample of executive compensation pay levels for 69 banks in the Mid-Atlantic region with assets between $250 million and $500 million and determined midpoints that serve as salary caps for the Bank (and now the Company's) executives. Base compensation is set annually within these midpoints based upon internal factors involving the individual executive’s experience, past performance, job scope and complexity and external factors involving general economic conditions and overall corporate performance. The Company also grants stock options under its Employee Stock Option Plans and cash incentives under its Incentive Compensation Plan in an effort link compensation to the Company’s long-term growth and to provide executives with an incentive to achieve and surpass targeted performance goals. The annual short term incentive opportunities available under the Incentive Compensation Plan reward executive and senior officers for the achievement of the Company and for individual performance objectives. The Employee Stock Option Plans provides equity-incentives that create a long-term link between the compensation provided to executive officers with gains realized by shareholders.

Employment/Change-in-Control Agreements

The Bank has entered into an employment agreement with Mr. King effective January 25, 2006, for a term of three years (“Term of Employment”) and extending daily until Mr. King reaches the age of 65. The agreement provides for salary and benefits to be paid to Mr. King for services rendered as President and Chief Executive Officer. Mr. King’s current salary is $205,428 and he also receives discretionary bonuses. The Bank may terminate Mr. King’s employment without Cause (as defined in the Agreement), or Mr. King may terminate his employment with Good Reason (as defined in the Agreement) with 30 days written notice by either party. If the Bank terminates Mr. King’s employment without Cause or if Mr. King terminates his employment with Good Reason, the Company shall pay Mr. King an amount equal to three times his highest annualized base salary during the Term of Employment plus an average of the annual bonuses paid to him during the three years preceding the year of termination. This amount shall be paid over a three period in 36 equal monthly installments. In addition, Mr. King shall receive a continuation of any welfare benefits he would be participating in at the time of termination for a period of three years. The above payments of salary, bonus and continuation of benefits also apply in the event of a “change in control”, except that Mr. King has 180 days from that event occurring to terminate his employment. If a “change in control” as defined in Mr. King’s employment agreement were to have occurred on December 31, 2006, Mr. King would have been entitled to receive approximately $956,000 in the aggregate, plus continuation of his welfare benefits he was receiving from the Bank, if his employment had been terminated without Cause or if he terminated it with Good Reason.

The Bank has employed R. Scott Horner as its Executive Vice President and Chief Financial Officer since 1997. Mr. Horner does not have an employment contract with the Bank and is an “at will” employee. His current salary is $126,066, he participates in the Incentive Compensation Plan and he may receive discretionary bonuses.

The Bank has employed John Herninko as its Senior Loan Officer since 1995 and as a Senior Vice President since 1997. Mr. Horner does not have an employment contract with the Bank and is an “at will” employee. His current salary is $126,806, he participates in the Incentive Compensation Plan and he may receive discretionary bonuses.

The Bank has entered into change-in-control agreements with Mr. Horner and Mr. Herninko which provides for their employment for a term of 18 months (“Term of Employment”) from the date of any change in control at their then base salary and with benefits at least comparable to those received by them prior to the change in control. This agreement also provides that within 30 days of any change in control, they may elect to terminate their employment, but shall be entitled to receive 66% of their base salary and the same benefits for the balance of the Term of Employment. If they should die during the Term of Employment following any such termination, the Bank shall pay to his executors, administrators or personal representatives a lump sum in cash equal to the aggregate amount of the remaining salary payments for the Term of Employment. A “change in control” is defined in the agreement to mean a consolidation or merger of the Bank, in which the Bank is not the continuing or surviving entity; any sale, lease, exchange or other transfer of substantially all of the Bank’s assets; or any person or group (not including present members of the Board of Directors) becoming the beneficial owner of 25% or more of the Bank’s outstanding voting securities. If a “change in control” were to have occurred on March 31, 2007 and Mr. Horner and Mr. Herninko had each elected to terminate their employment with the Bank, they would have been entitled to received approximately $124,000 and $124,000, respectively, under these agreements, plus a continuation of their existing benefits as noted.

Incentive Compensation Plan

In 2004, the Bank adopted an incentive compensation plan for selected executives of the Bank. Each executive officer and some other senior officers participate in the incentive plan. Awards under the incentive plan are based on a series of criteria which are established annually by the Board of Directors. Awards are, however, subject to the discretion of the Board of Directors. The maximum cash incentive that any named executive officer may receive under the incentive plan is 30 percent of the individual's annual salary. The performance goals consist of targets for growth in total deposits; growth of pre-taxed income; and a qualitative assessment of the individual's contributions during the annual period of the review. Each assessment area is weighted as 33% of the formula. The annual assessments are completed during the first quarter of the year and considers the progress of the Bank and the individual during the previous annual period. In 2006, the Personnel Committee of the Board of Directors, consisting of independent directors, was responsible to the Board for administration of the program. Beginning in March 2007, the Company’s Compensation Committee is responsible for administration of the program. The established criteria includes limiting factors which would preclude awards during a specific period. Included among the limiting factors would be if the overall CAMELS rating of the Bank falls below designated acceptable levels, or if pre-tax income declines from the prior year. In such cases, no incentive will be paid to the participants, and the program would be suspended until a return to acceptable operating levels developed. An additional limiting factor would be if the capital to asset ratio falls below 6%, then the growth goal component of the incentive compensation formula will not have been satisfied. All awards under the incentive plan are paid in cash in a lump sum payment.

Employees Stock Option Plans

As a part of the Reorganization of the Bank, the Company adopted and assumed the Bank’s 1994 Employee Stock Option Plan, 1998 Employee Stock Option Plan, and 2003 Employee Stock Option Plan (collectively, the “Employee Option Plans”). The Employee Option Plans were adopted by the Company to provide full-time officers and employees with an added incentive to perform at a high level and encourage the employee’s continued employment at the Bank by increasing their proprietary interest in the success of the Company and the Bank. Options to purchase up to 449,819 shares of our common stock may be granted under the Employee Option Plans. A total of 333,328 shares have been reserved for issuance under options outstanding as of March 31, 2007. Persons eligible to receive options under the Employee Option Plans are the management employees of the Bank, but excludes persons who may own 10% or more of the outstanding common stock at the time of the grant. As of March 31, 2007, approximately 30 officers and employees the Company and the Bank were eligible to hold options to purchase under the Employee Option Plans. The Employee Option Plans contemplate the grant of incentive stock options.

The individual awards of stock options made to the Named Executive Officers during 2005 and 2006 were determined by the Board of Directors based on the recommendation of the Option Committee. In making the recommendation, the Option Committee considered the total number of options to be granted and the profitability of the Bank and the Company as well as the level of individual performance and contribution to the Company of each of the Named Executive Officers.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unvested options, unexercised options, and equity incentive plan awards for each of our Named Executive Officers as of December 31, 2006.

		OPTION AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested
Robert H. King (1)	25,857	-	-	$8.17	05/01/08	-	-	-	-
	1,376	-	-	6.80	03/25/13	-	-	-	-
	57,881	-	-	8.64	04/26/14	-	-	-	-
	22,050	-	-	9.14	03/22/15	-	-	-	-
R. Scott Horner (2)	7,757	-	-	6.66	04/29/07	-	-	-	-
	4,221	-	-	9.24	11/24/08	-	-	-	-
	4,020	-	-	8.58	11/23/09	-	-	-	-
	3,829	-	-	7.20	12/01/10	-	-	-	-
	1,376	-	-	6.80	03/25/13	-	-	-	-
	4,631	-	-	8.04	11/25/13	-	-	-	-
	8,269	-	-	9.52	11/23/14	-	-	-	-
	2,756	-	-	9.14	03/22/15	-	-	-	-
-		8,682	-	11.44	03/28/16	-	-	-	-
John Herninko (3)	4,211		-	9.24	11/24/08	-	-	-	-
	4,020		-	8.58	11/23/09	-	-	-	-
	3,829		-	7.20	12/01/10	-	-	-	-
	1,376		-	6.80	03/25/13	-	-	-	-
	4,631		-	8.04	11/25/13	-	-	-	-
	8,269		-	9.52	11/23/14	-	-	-	-
	2,756		-	9.14	03/22/15	-	-	-	-
	-	8,799	-	11.44	03/28/16	-	-	-	-

(1) All unexercised options granted to Mr. King vested as of 12/31/05.

(2) All unexercised options granted to Mr. Horner vested as of 12/31/05, except last award of 8,682, which vest as follow:

01/01/07 = 868
01/01/08 = 868
01/01/09 = 868
01/01/10 = 868
01/01/11 = 869
01/01/12 = 868
01/01/13 = 868
01/01/14 = 868
01/01/15 = 868
01/01/16 = 869

(3) All options granted to Mr. Herninko vested as of 12/31/05, except last award of 8,799, which vest as follow:

01/01/07 = 879
01/01/08 = 880
01/01/09 = 880
01/01/10 = 880
01/01/11 = 880
01/01/12 = 880
01/01/13 = 880
01/01/14 = 880
01/01/15 = 880
01/01/16 = 880

Director Compensation

The following table sets forth the compensation paid to our directors for the fiscal year ended December 31, 2006.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
S. David Brandt, Esq.	$ 11,100	―	―	―	―	―	$ 11,100
Jeffrey Dubrow	$ 11,200	―	―	―	―	―	$ 11,200
A. Theodore Eckenhoff	$ 20,800	―	―	―	―	―	$ 20,800
Benjamin Goldman	$ 9,750	―	―	―	―	―	$ 9,750
James L. Kaltenbach	$ 17,550	―	―	―	―	―	$ 17,550
Howard E. Needleman	$ 13,550	―	―	―	―	―	$ 13,550
Luis G. Rogers	$ 17,400	―	―	―	―	―	$ 17,400
Roger P. Sandmeyer	$ 19,850	―	―	―	―	―	$ 19,850
Jeffrey P. Taylor	$ 17,800	―	―	―	―	―	$ 17,800
James W. Yoh, Ph.D.	$ 14,500	―	―	―	―	―	$ 14,500

Compensation Arrangements

For each regular meeting of the Board of Directors attended in person, each member will receive $500. Members of the committees of the Board of Directors receive $400 for attendance at each committee meeting. In addition, a quarterly retainer is paid to each Director as follow: the Board Chairman and the Audit Committee Chairman each receive $1,250; Audit Committee Members each receive $1,000; and all other Directors each receive $750.

Directors’ fees are not paid to any Director who is also an employee of the Company. Directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and committees of the Board. No other compensation was paid to Directors in 2006.

Directors Stock Option Plan

As a part of the Reorganization of the Bank, the Company adopted and assumed the Bank’s 1998 Director Stock Option Plan (the “Director Option Plan”). The Director Option Plan was adopted to provide non-employee directors of the Bank an incentive to contribute to the growth and prosperity of the Bank and to assist the Bank in attracting and retaining directors through a grant of common stock. No new options were granted in 2006 to the 10 outside directors.

The aggregate number of shares which may be issued pursuant to the exercise of options granted under the Director Option Plan is 59,098. A total of 59,086 shares have been reserved for issuance under options outstanding as of March 31, 2007 The Plan is administered by the Option Committee. As of March 31, 2007, approximately 12 directors of the Company were eligible to hold options under the Director Option Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding our equity compensation plans as of December 31, 2006:

Plan Category	Number of shares of Common Stock to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding options reflected in column (a)) (c)
Equity compensation plans approved by shareholders	436,414	$8.94	72,503
Equity compensation plans not approved by shareholders	not applicable	not applicable	not applicable
Total	436,414	$8.94	72,503

CERTAIN TRANSACTIONS

Financial Products and Services. We have had, and expect in the future to have, banking transactions with our directors and executive officers (and their associates). These transactions include deposit accounts, trust relationships and loans in the ordinary course of business. All loans and commitments to lend amde by us to such persons (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features.

As of December 31, 2006, we had total loans and loan commitments outstanding to directors and their affiliates of approximately $7.0 million and no loans outstanding to executive officers.

We believe that such transactions were on terms at least as favorable to us as we would have received in transactions with an unrelated party.

Other Transactions. Mr. Brandt, a director and shareholder in the company is a partner at the law firm of Ballard Spahr Andrews & Ingersoll LLP. Ballard Spahr has provided the Bank with legal services in for several years. In 2006, the Bank paid Ballard Spahr $29,843 in fees for such services.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the Bank’s audited financial statements for the year ended December 31, 2006, with management and with representatives of McGladrey & Pullen, LLP, the Bank and the Company’s independent auditor.

Management has the primary responsibility for the Bank and the Company’s financial statements and the Bank and the Company’s accounting, auditing and financial reporting processes. The Audit Committee is not providing any expert or special assurance as to the Bank’s financial statements. The Bank’s independent auditor is responsible for expressing an opinion on the conformity of the Bank’s financial statements with accounting principles generally accepted in the United States. The Audit Committee is not providing any professional certification as to the independent auditor’s work product.

The Audit Committee discussed with representatives of McGladrey & Pullen, LLP all matters required to be discussed under Statement on Auditing Standards No. 61, “Communications with Audit Committees.” The Audit Committee has received and reviewed the written disclosures and letter from McGladrey & Pullen, LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed the independence of McGladrey & Pullen, LLP with representatives of the firm.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the Bank’s audited financial statements for the year ended December 31, 2006, be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission.

Sincerely,

Audit Committee:
Jeffrey P. Taylor (Chair)
A. Theodore Eckenhoff
James L. Kaltenbach, MD
Ronald P. Sandmeyer, Sr.
James W. Yoh

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company’s (or, prior to March 16, 2007, the Bank’s) executive officers and directors, and persons who own more than ten percent of the Common Stock (collectively, “Reporting Persons”), to file reports of ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission and to provide copies of those reports to the Company. The Company is not aware of any person who presently is the beneficial owner, as defined under Section 16(a), of more than ten percent of its Common Stock. Based solely upon a review of the copies of such forms received by the Company (or, prior to March 16, 2007, the Bank) or written representations from Reporting Persons, the Company believes that, with respect to fiscal 2006, all Reporting Persons complied with all applicable filing requirements under Section 16(a).

INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected the firm of McGladrey & Pullen, LLP, independent accountants as auditors of the Company and the Bank to examine and report to shareholders on the financial statements of the Company and the Bank for the fiscal year ending on December 31, 2006. McGladrey & Pullen, LLP (or its predecessor entity), has been the Bank’s independent accountants since the fiscal year ended December 31, 1993. A representative of McGladrey & Pullen, LLP will be present at the Annual Meeting and will be given an opportunity to make a statement. The representative will also be available to respond to appropriate questions from shareholders. The Audit Committee of the Board of Directors has determined that the provision of the services set forth under “Audit Fees” below, is compatible with maintaining the independence of McGladrey & Pullen, LLP with respect to the Bank for the fiscal year ended December 31, 2006.

Audit Fees

The following table presents fees for professional services rendered by McGladrey & Pullen, LLP for the audit of the Company’s and the Bank’s annual financial statements for the fiscal years ended December 31, 2006 and 2005 and fees billed for other services rendered by McGladrey & Pullen, LLP and RSM McGladrey, Inc. (an affiliate of McGladrey & Pullen, LLP) to the Company and the Bank for fiscal years 2006 and 2005:

	2006	2005
Audit fees (a)	$95,000	$83,000
Audit-related fees (b)	84,000	35,000
Tax fees (c)	12,000	12,000
All other fees	12,000	―
_________________________________

(a)	Fees for 2006 and 2005 consist of fees for the audit of the Bank’s annual financial statements and review of financial statements included in the Bank’s quarterly reports.

(b)
Fees for 2006 include review of the Company’s Form S-4 filed with the SEC, audit of the Bank’s 401k Plan and consultation regarding the Company’s proposed acquisition of Farnsworth Bancorp, Inc. Fees for 2005 consist of review of the Bank’s Offering Circular relating to its public offering of shares of Common Stock which closed in May 2005.

(c)	Tax service fees for compliance work, as well as tax planning and tax advice.

(d)	All other fees consist of compliance work performed.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee pre-approves all audit and permissible non-audit services provided to the Company by the independent auditor. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted policies and procedures for the pre-approval of services provided by the independent auditor. Such policies and procedures provide that management and the independent auditor shall jointly submit to the Audit Committee a schedule of audit and non-audit services for approval as part of the Annual Plan for each fiscal year. In addition, the policies and procedures provide that the Audit Committee may also pre-approve particular services not in the Annual Plan on a case-by-case basis. Management must provide a detailed description of each proposed service and the projected fees and costs (or a range of such fees and costs) for the service. The policies and procedures require management and the independent auditor to provide quarterly updates to the Audit Committee regarding services rendered to date and services yet to be performed.

SHAREHOLDER PROPOSALS

In order to be considered for inclusion in the Company’s proxy materials for the Annual Meeting of shareholders for the fiscal year ending December 31, 2007 (the “2008 Annual Meeting”), all shareholder proposals must be received by the Company and must be submitted in accordance with Rule 14a-8 of the Exchange Act so that it is received by the Company within a reasonable time before the 2008 Annual Meeting, which is anticipated to be held in May 2008. In order to receive consideration, shareholder proposals for the 2008 Annual Meeting which are not being submitted for inclusion in the Company’s proxy statement must be submitted to the Secretary of the Company so that it is received by the Company within a reasonable time before the 2008 Annual Meeting. All shareholder proposals should be sent to R. Scott Horner, Secretary, Sterling Banks, Inc., 3100 Route 38, Mount Laurel, New Jersey 08054.

ADDITIONAL INFORMATION

The Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2006 accompanies this Proxy Statement. A copy of the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 as filed with the Securities and Exchange Commission, including exhibits thereto, as well as the Annual Report, may be obtained without charge, by any shareholder of the Company upon written request addressed to R. Scott Horner, Secretary, Sterling Banks, Inc., 3100 Route 38, Mount Laurel, New Jersey 08054. The Annual Report, including exhibits, may be inspected or copied at prescribed rates at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the public reference facilities by calling the SEC at 1-800-SEC-0330. A copy of the Annual Report, including exhibits, and other reports, proxy, and information statements and other information filed with the SEC may be also obtained through the SEC’s Internet web site located at http://www.sec.gov.

OTHER BUSINESS

The Board of Directors is not aware of any other matters to come before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournments, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the persons named in the accompanying proxy.

ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THANK YOU FOR YOUR PROMPT ATTENTION TO THIS MATTER.

APPENDIX A

STERLING BANKS, INC.
AUDIT COMMITTEE CHARTER

I.     PURPOSE

The purpose of the Committee is to assist the Board of Directors in fulfilling its oversight of the audit and integrity of the Company's financial statements; the qualifications, independence and performance of the Company's independent auditor; the adequacy and effectiveness of the Company's accounting, auditing and financial reporting processes; and the Company’s compliance with legal and regulatory requirements.

                                Although the Committee has the authority and responsibilities set forth in this Charter, the primary role of the Committee is oversight.  It is not the duty of the Committee to conduct audits, to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles and applicable laws, rules and regulations, or to otherwise assure the Company’s compliance with applicable laws, rules and regulations.  These are the respective responsibilities of management and the independent auditor.

II.     AUTHORITY

In discharging its oversight role, the Committee is empowered to conduct any investigation appropriate to fulfilling its responsibilities. The Committee may request any officer or employee of the Company or the Company's independent auditor to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee.

The Committee shall have the authority to engage independent legal, accounting and other advisors as it determines necessary to carry out its duties.

The Committee may form and delegate authority to subcommittees consisting of one or more members to (a) grant pre-approvals of auditing services and non-audit services to be proved to the Company by the independent auditor or (b) to perform other duties (subject to Board approval) as appropriate.

III.     MEMBERSHIP REQUIREMENTS

The Committee shall be comprised of two or more members of the Board, which members shall meet the applicable independence and financial literacy requirements of the Nasdaq Stock Market, the Securities and Exchange Commission (the “SEC”) and the Sarbanes-Oxley Act of 2002. In addition, at least one member of the Committee shall have the financial sophistication required by the Nasdaq Stock Market.

IV.     STRUCTURE AND PROCESSES

Appointment of Members, Chair. Committee members shall be appointed by the Board at its annual organizational meeting; members shall serve until their successors are duly appointed and qualified. The Committee shall appoint a Chair and a Vice Chair by majority vote from among its members.

Meetings. The Committee may hold regular meetings on such days and at such times as it shall determine.  The Committee shall meet at least quarterly during the year, and more frequently as circumstances dictate. Minutes of the meetings of the Committee shall be regularly kept by the Secretary or a person appointed by the Committee to do so.

Rules and Guidelines. The Committee may adopt rules and guidelines for its meetings and other activities.

V.     DUTIES AND RESPONSIBILITIES

The Committee shall have the following duties and responsibilities:

A.     Financial Statements

1. Review and discuss with management and the independent auditor financial statements and related information contained in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, including the Company's disclosures under “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Compensation Discussion and Analysis,” prior to filing of such statements with the SEC or as soon as practicable thereafter.

2. Recommend to the Board of Directors, if appropriate, that the Company's annual audited financial statements be included in the Company's Annual Report on Form 10-K.

3. Prepare the report of the Committee required to be included in the Company's annual proxy statement.

4. Discuss generally earnings press releases and the financial information and any earnings guidance provided to the Company’s analysts and ratings agencies.

B.     Independent Auditor

1. Select, appoint, retain, oversee the work of and, where appropriate, replace the independent auditor (or nominate the independent auditor to be proposed for shareholder approval in any proxy statement), who is ultimately accountable to the Committee and will report directly to the Committee. The Committee shall have sole authority to terminate the independent auditor in its discretion.

2. Review and approve all audit and non-audit services to be performed by the independent auditor and the related fees and compensation for such services. The Committee may establish pre-approval policies and procedures for such services that comply with applicable laws, rules and regulations.

3. Ensure that the independent auditor annually submits to the Committee a formal written statement (consistent with Independent Standards Board Standard No. 1) delineating all relationships between the independent auditor and the Company and all services provided by the independent auditor to the Company that may impact the objectivity and independence of the independent auditor; actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact its objectivity or independence; and take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the independent auditor.

4. Evaluate the independent auditor’s qualifications, performance and independence and present conclusions reached by the Committee to the Board of Directors. This evaluation will include, at least annually:

(a)	A review of the independent auditor’s work during the prior year;

(b)	A review of the periodic reports for the independent auditor describing:

(i) the internal quality-control procedures of the independent auditor;

(ii) any material issues raised by the most recent internal quality-control or peer review of the independent auditor or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the independent auditor and any steps taken to deal with such issues; and

(iii) any relationships the independent auditor may have with the Company that could impair the independent auditor’s independence.

5.  Set clear hiring polices for employees or former employees of the Company’s independent auditor.

C.     Accounting, Auditing and Financial Reporting Processes

1. In consultation with management, the internal auditors and the independent auditor, review the integrity of the Company's accounting, auditing and financial reporting processes, including internal controls and operating procedures and practices.

2. Review and discuss with management and the independent auditor the scope of the internal audit function and any significant internal audit findings.

3. Monitor, review and evaluate the performance of the Company’s internal auditors.

4. Meet periodically in separate sessions with management, the internal financial auditors, the independent auditor and the Chief Compliance Officer, to discuss any matters that the Committee (or any of these groups) believes should be discussed privately.

5. Resolve any disagreements between management and the independent auditor regarding financial reporting.

6. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 - Communication with Audit Committees, as amended, relating to the conduct of the audit.

7. Receive reports submitted to the Committee by the independent auditor pursuant to Section 10A(k) of the Securities Exchange Act of 1934 regarding: (i) critical accounting policies and practices to be used in the audit; (ii) alternative treatments of financial information; and (iii) material written communications between the independent auditor and management.

8. Establish procedures for the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

9. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

10. Review and discuss with the Chief Executive Officer and the Chief Financial Officer their respective conclusions set forth in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, regarding the effectiveness of the Company's disclosure controls and procedures.

11. Review and discuss with the Chief Executive Officer and the Chief Financial Officer any matters required to be disclosed by such officers pursuant to Rule 13a-14 of the Securities Exchange Act of 1934 regarding any significant deficiencies in the design or operation of the Company’s internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize and report financial data.

12. Review and discuss with the Chief Executive Officer and the Chief Financial Officer any matters required to be disclosed by such officers pursuant to Rule 13a-14 of the Securities Exchange Act of 1934 regarding any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

13. Review the Company’s material financial and accounting risk exposures and the steps that management has undertaken to control them

14. Ensure that the Company has sufficient policies and procedures in place to govern its risk assessment and risk management activities. Approve specific risk management policies as appropriate.

D.     Legal and Regulatory Compliance

1. Receive reports from legal counsel regarding any legal matter from which there is a substantial likelihood of a material impact on the Company's financial statements.

2. Receive reports from the legal counsel regarding any material violation of law or any material breach of fiduciary duty by the Company or any agent of the Company.

3. Receive reports from the independent auditor regarding illegal acts that have been detected by or have otherwise come to the attention of the independent auditor in the course of the audit.

4. Review and approve any transactions between the Company and its directors and executive officers. For purposes of this Section V.D.3, “transaction” shall not include payment of compensation to, or participation in benefit plans by, directors or executive officers in such capacities or as employees of the Company.

E.     Other

1. Engage independent legal, accounting and other advisors as it determines necessary to carry out its duties and determine appropriate compensation for such advisors.

2. Determine appropriate funding for payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

3. Report regularly to the Board of Directors regarding issues arising before, and actions taken by, the Committee.

4. Review and reassess the adequacy of this charter periodically as circumstances dictate, but no less frequently than annually, and recommend any proposed changes to the Board for approval.

5. Perform any other activities consistent with this Charter, the Company's By-laws and governing law as the Committee or the Board deems necessary or appropriate.

APPENDIX B

STERLING BANKS, INC.
GOVERNANCE AND NOMINATING COMMITTEE

I.	PURPOSE

The Nominating and Governance Committee of the Board of Directors of Sterling Banks, Inc. has been established to address issues surrounding the composition and operation of the Board. The Committee provides assistance to the Board, the Chairman and the Chief Executive Officer in the areas of membership selection, committee selection and rotation practices, evaluation of the overall effectiveness of the Board, and review and consideration of developments in corporate governance practices.

II.	AUTHORITY

The Committee shall have the authority to establish policies and procedures for the evaluation of candidates put forth by the Company’s shareholders.

The Committee may engage executive search firms and other advisors, from time to time, to advise the Committee on director candidates, corporate governance matters or any other matters within the scope of this Charter.

The Committee may establish subcommittees of one or more members, and delegate its authority and responsibilities to such subcommittees, when appropriate and in accordance with applicable rules and regulations

The Committee may take such other actions as the Committee deems necessary or appropriate to satisfy its responsibilities set forth in this Charter or as otherwise delegated by the Board.

III.	MEMBERSHIP REQUIREMENTS

The Committee shall be composed of at least three members selected by a majority of the “Independent Directors,” as defined by the rules and regulations of the Nasdaq Stock Market (“Nasdaq”), of the Board of Directors. Each member of the Committee shall be an Independent Director as defined above.

IV.	STRUCTURE AND PROCESS

Appointment of Members, Chair. Committee members shall be appointed by the Board based upon recommendations from the Board. Each member shall serve until his or her successor is duly appointed and qualified or until such member’s resignation or removal by a majority vote of the Board. The Committee shall appoint a Chair by a majority vote from among its members.

Meetings. The Committee may hold regular meetings on such days and at such times as it shall determine. The Committee shall meet twice during the year, and more frequently as circumstances dictate. Minutes of the meetings of the Committee shall be regularly kept by the Secretary or a person appointed by the Committee to do so.

Rules and Guidelines. The Committee may adopt rules and guidelines for is meetings and other activities.

B-1

V.	DUTIES AND RESPONSIBILITIES

The Committee shall have the following duties and responsibilities:

1.	Review and make recommendations to the Board regarding Board composition and structure and the format and frequency of meetings.

2.	Review and make recommendations to the Board regarding the nature, composition and duties of Board committees.

3.	Review and make recommendations to the Board regarding criteria for membership on the Board and its committees.

4.	Assist in identifying, interviewing and recruiting candidates from the Board.

5.
Annually present to the Board a list of individuals recommended for nomination for election to the Board at the annual meeting of the shareholders, and for appointment to the committees of the Board (including the Governance and Nominating Committee).

6.	Prior to recommending an incumbent, replacement or additional director, review his or her qualifications, including capability, availability to serve, conflicts of interest and other relevant factors.

7.
Annually review any significant transactions involving the Company and any director or executive officer of the Company, and, as appropriate, consider potential conflicts of interest or the appearance thereof and issues relating to director independence.

8.	Review and make recommendations about changes to the charter of the this Committee

9.	Review and make recommendations about changes to the charters of other Board committees after consultation with the respective committee chairs.

10.
Oversee the periodic evaluation of the Board and management. The Committee shall seek comments from all directors and report annuals to the Board with an assessment of the Board’s performance. The Committee shall also develop and implement the process for the Chief Executive Officer’s annual performance evaluation and compile the results of such process for evaluation by the Company’s Compensation Committee and/or independent directors of the Company.

11.	Obtain or perform an annual evaluation of this Committee’s performance and make applicable recommendations.

B-2

APPENDIX C

STERLING BANKS, INC.
COMPENSATION COMMITTEE CHARTER

VI.	PURPOSE

The purposes of the Compensation Committee are (i) to assist the Board of Directors in discharging its responsibilities relating to compensation of the Company’s Chief Executive Officer (the “CEO”) and other executives; (ii) to review and discuss with the Company’s management the Compensation Discussion and Analysis (“CD&A”) to be included in the Company’s annual proxy statement; (iii) to determine whether to recommend to the Board of Directors that the CD&A be included in the proxy statement; and (iv) to provide the Compensation Committee Report for inclusion in the Company’s proxy statement.

VII.	AUTHORITY

To allow the Committee to achieve its purpose, the Committee may engage compensation consultants and other advisors, from time to time, to advise the Committee on executive compensation practices and policies or any other matters within the scope of this Charter.

The Committee may establish subcommittees of one or more members, and delegate its authority and responsibilities to such subcommittees, as it deems appropriate.

The Committee may take such other actions as the Committee deems necessary or appropriate to satisfy its responsibilities set forth in this Charter or as otherwise delegated by the Board.

VIII.	MEMBERSHIP REQUIREMENTS

The Committee’s membership shall consist of three or more members. All members of the Committee shall (i) meet the independence requirements of the listing standards of the Nasdaq Stock Market; (ii) qualify as “Non-Employee Directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (iii) qualify as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

IX.	STRUCTURE AND PROCESS

Appointment of Members, Chair. Committee members shall be appointed by the Board based upon recommendations from the Governance and Nominating Committee. Each member shall serve until his or her successor is duly appointed and qualified or until such member’s resignation or removal by a majority vote of the Board. The Committee shall appoint a Chair by a majority vote from among its members.

Meetings. The Committee may hold regular meetings on such days and at such times as it shall determine. The Committee shall meet at least quarterly during the year, and more frequently as circumstances dictate. Minutes of the meetings of the Committee shall be regularly kept by the Secretary or a person appointed by the Committee to do so.

Rules and Guidelines. The Committee may adopt rules and guidelines for is meetings and other activities.

X.	DUTIES AND RESPONSIBILITIES

The Committee shall have the following duties and responsibilities:

A.	Compensation Practices and Policies

1.
Review the competitiveness of the Company’s executive compensation programs to ensure (a) the attraction and retention of executives, (b) the motivation of executives to achieve the Company’s business objectives, and (c) the alignment of the interests of key leadership with the long-term interests of the Company’s shareholders.

2.	Make recommendations to the Board regarding the adoption, amendment or termination of equity compensation programs that require shareholder approval.

3.	Approve the adoption, amendment and termination of incentive compensation and deferred compensation programs for employees of the Company.

4.
Review and discuss with management the disclosures under the caption “Compensation Discussion and Analysis” and make a recommendation to the Board as to whether the CD&A shall be included, as applicable, in the Company’s Annual Report, annual proxy statement or any information statement.

5.	Produce a Compensation Committee Report for inclusion in the Company’s annual proxy statement.

6.	Review and discuss with the Board plans for executive officer development and corporate succession plans for the CEO and other executive officers.

B.	Executive Compensation

1.	Periodically review trends in executive compensation plans of comparable companies.

2.
Oversee an evaluation of the performance of the Company’s executive officers (other than the CEO) and approve the annual compensation, including salary, bonus, incentive and equity compensation for the executive officers.

3.	Review and approve compensation packages for new executive officers and termination packages for executive officers.

4.	Review shareholder proposals relating to executive compensation matters and recommend to the Board the Company’s response to such proposals.

5.	Review and approve the Company’s policies and procedures with respect to executive officers’ expense accounts and perquisites.

C. CEO Compensation

1.	Assist the Board in establishing annual corporate goals and objectives for the CEO.

2.
Discuss and review the CEO’s performance against such goals and objectives with the independent directors and approve the annual compensation, including salary, bonus, incentive and equity compensation for the CEO based on this review.

D. Director Compensation

1.
Periodically review the compensation to be paid to directors and any additional compensation to be paid for service on Board committees or for service as a chairperson of a committee and make recommendations to the Board for any adjustments.

E.	Annual and Long Term Incentive and Other Compensation and Benefit Plans

1.	Recommend to the Board the adoption or termination of any executive compensation or benefit plan.

2.	Act as the Committee for or oversee management with respect to, the Corporations compensation and benefit plans, as appropriate under such plans, including:
i.	Administration and oversight of applicable systems and procedures;
ii.	Amendment, modification and interpretation (but not termination) of such plans;
iii.	Adoption, amendment or recission of the rules and regulations for such plans or the administration thereof; and
iv.	Receipt of reports from management regarding management’s fulfillment of its responsibilities under such plans.

3.	Review and approve an individual participation in the Company’s executive compensation or benefits plan.

4.	Administer awards and compensation programs, if any, intended by the Committee to qualify for an exemption under section 162(m) of the Internal Revenue Code of 1986, as amended.

5.	Approve the aggregate amount of annual cash incentive payments for employees, including executives, and establish any performance standards or other formulas or guidelines applicable thereto.

6.	Approve contributions by the Company to any employee savings plan and any defined contribution or defined benefit retirement plan.

7.	Decide questions and settle controversies and disputes that may arise in connection with any of the Company’s annual or long-term incentive other compensation plans.

F.	Reports, Charter Review, Performance Evaluation, Outside Advisors, and General Duties

a.	Review and reassess annually the adequacy of this Charter and submit it to the Board for approval.

b.	Conduct an annual performance evaluation of the Committee.

c.	Maintain minutes of meetings and periodically report to the Board on significant results of the Committee’s activities

d.
If the Committee desires to engage special legal or other consultants to advise the Committee, retain and terminate such consultants and approve such consultants’ fees and other retention terms. The Committee shall have sole authority to approve related fees and retention terms.

e.
In addition to the activities enumerated herein, perform any other activities consistent with this Charter, the Company’s bylaws and governing law, as the Committee and Board deems necessary or appropriate or as required by law or regulation.

REVOCABLE PROXY
STERLING BANKS, INC.
ANNUAL MEETING OF SHAREHOLDERS
JUNE 26, 2007

The undersigned, revoking all previous proxies, hereby appoints A. Theodore Eckenhoff and Jeffrey P. Taylor and each of them, individually, to act as attorneys in fact and proxies for the undersigned with full power of substitution, to vote as indicated below all shares which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Sterling Banks, Inc. to be held at 5:00 PM on June 26, 2007 (the “Meeting’), at the Company’s principal office, 3100 Route 38, Mount Laurel, New Jersey, or at any postponement or adjournment thereof.

1.  Election of Directors:

__________________	For all nominees listed below
__________________	Withhold authority to vote for all nominees listed below
__________________	Withholding authority to vote for nominee(s) whose name(s) is/are written on the line below:

_____________________________________
Nominees:

 01 - S. David Brandt Esq., 02 - Jeffrey Dubrow, 03 - A. Theodore Eckenhoff, 04 - Benjamin D. Goldman, 05 - R. Scott Horner, 06 - James L. Kaltenbach, M.D., 07 - Robert H. King, 08 - Howard E. Needleman, 09 - Luis G. Rogers, 10 - Ronald P. Sandmeyer, Sr., 11 - Jeffrey P. Taylor, and 12 - James W. Yoh, Ph.D.

2. Approval of proposal to give the Company’s Board of Directors discretion to vote upon any other matters that may properly be brought before the Annual Meeting, including a motion to adjourn the Annual Meeting in order to solicit additional proxies.

[  ]ðFor  ð[  ] Against     [ ]ðAbstain

Please sign and date this proxy on the reverse side and return it promptly.

This proxy is solicited on behalf of the Board of Directors of Sterling Banks, Inc. Unless otherwise directed, the shares will be voted “FOR” the election of all nominees for directors listed on the reverse side hereof,. Such attorneys and proxies are authorized to vote in their discretion upon such other business which may property come before the Meeting or any postponement or adjournment thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement.

Date:
Signature of Shareholder
Signature of Co-Shareholder (if any)

Note: Please sign this proxy exactly as name(s) appear on your stock certificate. When signing as attorney-in-fact, executor, administrator, trustee, or guardian, please add your title as such, and if signer is a corporation, please sign with full corporate name by a duly authorized officer and affix the corporate seal. Where stock issued in the name of two (2) or more persons all such per-sons should sign.